PARADISE RESORTS AND RENTALS, INC. - common stock

Subscription Agreement

Investment

I desire to purchase _________ shares of Paradise Resorts and Rentals, Inc at $0.05 per share for a total of $_____________

Make Checks Payable to: Brighton Bank , Paradise Resorts and Rentals, Inc., Escrow Account

Subscriber Information: Please clearly print name(s) in which Shares are to be acquired. All correspondence will go to the Investor Residence Address

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Investor 1 (First, Middle I., Last):

___________________________________________________________________________________________________

Investor 2 (First, Middle I. Last):

___________________________________________________________________________________________________

Registration for the Investment (how the investment should be titled):

___________________________________________________________________________________________________

Investor Residence Address 1: Check one of the following:

_____________________________________________________________________ U.S. Citizen_________

Investor Residence Address 2: Resident Alien _________

______________________________________________________________________ Foreign Resident; Country ________

City, State ZIP Code U.S. Citizen residing outside the U.S. ________

______________________________________________________________________

Enter the taxpayer identification number. For most individual taxpayers, it is their Social Security Number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer Identification Number for the plan.

Social Security Number Taxpayer Identification Number (if applicable)

_______________________________________ _____________________________________________

Form of Ownership (Individual, IRA, Trust, UGMA, Pension Plan, etc.)

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Subscriber Signature: The undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above.

Authorized Signature of Investor 1 ___________________________________ Date:___________________________

Authorized Signature of Investor 2 ___________________________________ Date:___________________________

Company's Acceptance (To be completed only by an authorized representative of the Company.)

The foregoing subscription is accepted this ____________ day of ________________, _____

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Authorized Representative of the Company